UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19. 2017 (April 14, 2017)

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 14, 2017, the United Automobile, Aerospace & Agricultural Implement Workers of America (the “UAW”) notified Navistar International Corporation (the “Company”) that Dennis D. Williams, the UAW President, had decided to resign from the Company’s Board of Directors (the “Board”) effective April 17, 2017. Pursuant to its rights arising out of a 1993 settlement agreement with the Company involving restructuring of postretirement health care and life insurance benefits (the “1993 Settlement Agreement”), the UAW further notified the Company of the appointment of Jeffrey A. Dokho to succeed Mr. Williams as a director of the Company, also effective April 17, 2017. On April 18, 2017, the Board appointed Mr. Dokho a member of the Board’s Audit Committee and Finance Committee.

Mr. Dokho has been employed by the UAW since 2006 and currently serves as an Assistant Director of the UAW’s Research Department. At the direction of the UAW, all compensation earned by Mr. Dokho for service on the Board will be paid to a retiree trust that was created under the 1993 Settlement Agreement.

A copy of the press release announcing the departure of Mr. Williams and the appointment of Mr. Dokho is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 19, 2017 “Jeffrey A. Dokho Appointed to Navistar Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Curt A. Kramer
Name: Title:	Curt A. Kramer Corporate Secretary

Dated: April 19, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 19, 2017 “Jeffrey A. Dokho Appointed to Navistar Board of Directors”